                                                                      EXHIBIT 99

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
REVIVE Technologies Incorporated

We have audited the accompanying balance sheets of REVIVE Technologies Incorporated (a Delaware corporation) as of March 31, 1998, and 1997, and the related statements of operations, shareholder's investment and cash flows for years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of REVIVE Technologies Incorporated as of March 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a retained earnings deficit which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1 which include obtaining additional funding to continue to develop and expand the Company's operations. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

                                                       ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania
May 5, 1998

                        REVIVE TECHNOLOGIES INCORPORATED

                                 BALANCE SHEETS

                            MARCH 31, 1998 AND 1997

            ASSETS
            ------
                                                    1998          1997
                                                    ----          ----
CURRENT ASSETS:

Cash and cash equivalents                       $   762,520   $     2,886

Accounts receivable                                 222,636       103,868

Prepaid expenses                                      8,715         1,689

Other current assets                                109,829         2,381
                                                -----------   -----------


Total current assets                              1,103,700       110,824
                                                -----------   -----------


Property, plant, and equipment, net                 232,585        36,556

Deferred software costs, net                          8,460        78,760
                                                -----------   -----------


Total Assets                                    $ 1,344,745   $   226,140
                                                ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                        REVIVE TECHNOLOGIES INCORPORATED

                                 BALANCE SHEETS

                            MARCH 31, 1998 AND 1997

LIABILITIES AND SHAREHOLDER'S INVESTMENT                             1998            1997
                                                                     ----            ----
CURRENT LIABILITIES:

Note payable                                                              -        $ 31,539

Notes payable due to related parties                                      -         333,400

Capital lease obligations                                                 -          13,195

Accounts payable                                                 $  176,225          34,870

Deferred compensation payable                                             -         100,000

Accrued liabilities                                                  42,631          82,037

Deferred revenues                                                   191,457         187,386
                                                                 ----------        --------

Total current liabilities                                           410,313         782,427
                                                                 ----------        --------

LONG TERM LIABILITIES:

Notes payable                                                    $  200,000               -


SHAREHOLDER'S INVESTMENT:

Preferred stock, $0.01 par value - 1,000,000 authorized                   -               -

Common stock, $0.01 par value - 10,000,000 authorized:               79,388           9,500
7,938,774 and 950,000 issued and outstanding respectively

Paid-in-capital                                                   3,655,307          11,688

Deferred compensation                                               (99,653)              -

Retained earnings (deficit)                                      (2,900,610)       (577,475)
                                                                 ----------        --------

Total shareholder's investment                                      734,432        (556,287)
                                                                 ----------        --------

                                                                 $1,344,745        $226,140
                                                                 ----------        --------

   The accompanying notes are an integral part of these financial statements.

                        REVIVE TECHNOLOGIES INCORPORATED

                            STATEMENTS OF OPERATIONS

                            MARCH 31, 1998 AND 1997

                                                             1998               1997
                                                             ----               ----
REVENUES                                                   1,009,875            613,351

COSTS OF REVENUES                                            756,291            392,609
                                                         -----------          ---------

      Gross Profit                                           253,584            220,742

RESEARCH & DEVELOPMENT                                       270,740

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES               2,341,934            275,463
                                                         -----------          ---------

      Income (loss) From Operations                       (2,359,090)           (54,721)

INTEREST INCOME/(EXPENSE) Net                                 35,955            (94,822)

OTHER EXPENSE                                                      -             (7,309)
                                                         -----------          ---------

      Loss Before Income Taxes                            (2,323,135)          (156,852)

PROVISION FOR INCOME TAXES                                         -                  -

NET LOSS                                                 $(2,323,135)         $(156,852)
                                                         ===========          =========

   The accompanying notes are an integral part of these financial statements.

                        REVIVE TECHNOLOGIES INCORPORATED

                     STATEMENTS OF SHAREHOLDER'S INVESTMENT

                  FOR THE YEARS ENDED MARCH 31, 1998 AND 1997




                                      OUTSTANDING        COMMON        PAID IN        DEFERRED          RETAINED       SHAREHOLDER
                                        SHARES            STOCK        CAPITAL      COMPENSATION        EARNINGS       INVESTMENT
                                      -----------        ------        -------      ------------        --------       -----------

BALANCE, MARCH 31, 1996                 950,000            $ 9,500      $   11,888                       ($420,623)     ($399,435)

Net Loss                                                         -               -                        (156,852)      (158,852)
                                      ---------            -------      ----------                     -----------    -----------

BALANCE, March 31, 1997                 950,000              9,500          11,888                        (577,475)      (556,287)

Sale of Stock to Spencer Track        1,712,500             17,125          20,375                                         37,500

Sale of Stock to Management             740,000              7,400           7,400                                         14,800

Sale of Stock in Private Placement    3,500,000             35,000       3,465,000                                      3,500,000

Expenses and Fees of Private                                              (521,437)                                      (521,437)
Placement

Debt Converted to Stock                 341,014              3,410         337,604                                        341,014

Stock issued to Management              298,960              2,990         146,490        (149,480)                             -

Stock issued to Founders                383,800              3,838         188,062        (191,900)                             -

Amortization of Deferred                                                                   241,727                        241,727
Compensation

Sale of Stock Under Option               12,500                125             125                                            250
Plan                                  ---------            -------      ----------      ----------     -----------    -----------

Net Loss                                      -                  -               -               -      (2,323,135)    (2,323,135)
                                      ---------            -------      ----------      ----------     -----------    -----------

BALANCE, March 31, 1998               7,938,774            $79,388      $3,855,307        ($99,653)    ($2,900,810)      $734,432
                                      =========            =======      ==========      ==========     ===========    ===========


  The accompanying notes are an integral part of these financial statements.

                       REVIVE TECHNOLOGIES INCORPORATED

                           STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED MARCH 31, 1998 AND 1997


TOTAL CASH FLOWS FROM                                   1998           1997
                                                    -----------     ---------
OPERATIONS:
        Net loss                                    $(2,323,135)    $(156,852)
        Adjustments:
          Deferred compensation expense                 241,727       100,000
          Depreciation                                   30,937         8,866
          Amortization of software costs                 78,060        34,944
                                                    -----------     ---------
                                                     (1,971,411)      (13,042)

        Working capital items:
          Accounts receivable                          (118,768)      (15,280)
          Prepaid expenses                             (116,855)         (218)
          Other assets                                    2,381           430
          Accounts payable                              141,355         8,060
          Accrued liabilities                          (139,406)       48,169
          Deferred revenues                               4,071        81,796
                                                    -----------     ---------
            Total cash flows from working capital      (227,222)      122,957
            items                                   -----------     ---------
            Total cash flows from operations         (2,198,633)      109,915

INVESTING ACTIVITIES:
          Deferred software costs                        (9,124)      (15,308)
          Additions to Furniture & Equipment           (226,602)            -
                                                    -----------     ---------
            Total cash used for investing activities   (235,726)      (15,308)

FINANCING ACTIVITIES:
          Notes payable borrowings from related parties       -        46,900
          Notes payable repayments to related parties  (164,939)      (42,045)
          Notes payable repayments                            -       (86,493)
          Capital lease payments                        (13,195)      (11,202)
          Sale of Stock                               3,372,127             -
                                                    -----------     ---------
            Total cash provided by (used for)         3,193,983       (92,840)
            financing activities                    -----------     ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS               759,634         1,767

CASH AND CASH EQUIVALENTS, beginning of period            2,886         1,119
                                                    -----------     ---------
CASH AND CASH EQUIVALENTS, end of period            $   762,520     $   2,886
                                                    ===========     =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
          Cash paid during the year for
            Interest                                $    34,962     $  94,822
                                                    ===========     =========

            Income taxes                                      -             -
                                                    ===========     =========


                                      F-6
   The accompanying notes are an integral part of these financial statements.

                        REVIVE TECHNOLOGIES INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                            MARCH 31, 1998 AND 1997

1.  COMPANY ORGANIZATION AND OPERATIONS:
    -----------------------------------

REVIVE Technologies Incorporated (the Company) formerly known as Business Information Systems, Inc. (BIS) was founded in 1980. The Company is a provider of conversion and migration services that assist its clients in automating the transition from legacy computer software, databases and operating system platforms to newer technologies. Legacy computer systems are the historical, often outdated, software, databases and operating system platforms utilized by an organization to carry out its business. The Company has developed proprietary conversion tools, technologies, and methodologies to assist the Company in the automatic conversion of its clients' legacy computer systems to newer technologies while preserving the clients' business processes.

On May 30, 1997, Business Information Systems (BIS) was merged with REVIVE Technologies Incorporated (RTI), a subsidiary of BIS, and reincorporated as a Delaware corporation, with REVIVE Technologies Incorporated remaining as the surviving corporation.

In accordance with this merger, each share of common stock of BIS that was issued and outstanding prior to this merger was converted into 9,500 fully paid and nonassessable shares of common stock of the surviving corporation (RTI). RTI has authorized 10,000,000, par value $0.01, of common stock and 1,000,000, par value $0.01, of preferred stock. As part of this merger all share and shareholders investment amounts included in the Company financial statements have been retroactively restated to reflect the effects of the merger for the periods presented.

The Company has also entered into certain agreements with members of executive management and a financial advisor and completed a private placement financing as described in Note 9.

Management is currently contemplating another private placement to secure additional equity funding. In the opinion of management, assuming the private placement is successful, the influx of equity together with the expected revenues will provide the Company with adequate working capital over the next twelve months to continue to further develop its products and expand its operations.

The financial statements have been prepared assuming that the Company will continue as a going concern. As of March 31, 1998 and 1997, the Company has incurred losses of $2,323,135 and $156,852, respectively, has a deficit in retained earnings, and is reliant upon equity funding to fund its current level of operations. Without additional investments, there is substantial doubt about the Company's ability to continue as a going concern. Refer to management's plans, described above, to provide for the Company's anticipated working capital needs.

2.  SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------

The accompanying financial statements reflect the application of the following significant accounting policies:

   The accompanying notes are an integral part of these financial statements.

Use of Estimates in the Preparation of Financial Statements
-----------------------------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents
----------------

The Company considers all short-term investments with maturities of three months or less when acquired to be cash equivalents at March 31, 1998 all short-term investments are invested in Certificates of Deposits.

Property, Plant and Equipment
-----------------------------

Additions to property, plant and equipment are recorded at cost. Depreciation is provided using the straight line method by making periodic charges to income over the estimated useful lives of the assets, which are as follows:

     Office furniture and equipment                    3 to 7 years
     Computer software                                      5 years


Capitalized Software Development Costs
--------------------------------------

Internally developed software utilized by the Company is capitalized subsequent to completion of a working model and is amortized over the estimated useful life of 5 years.

Revenue Recognition
-------------------

Contract revenue consists of revenue from the conversion of software programs. The Company primarily uses the percentage of completion method of accounting for contract revenue. Under this method, portions of the total estimated contract revenues and costs are reflected in income each period based on the proportion of the contract work completed in each period. The Company uses number of programs to be converted as the measure to determine the percentage complete.

The Company recognizes revenue on time and materials contracts for professional services as the services are performed for customers. Revenue for professional services were $115,490 and $32,000 in 1997 and 1996 respectively.

Income Taxes
------------

The Company provides for deferred income tax differences that arise when items are reported for financial statement purposes in years different from those for income tax reporting purposes in the accompanying balance sheet in conformity with Statement of Financial Accounting Standards No. 109. "Accounting for Income Taxes."

Fair Value of Financial Instruments
-----------------------------------

Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments" requires disclosure of the fair value of financial instruments, both assets and liabilities, recognized and not recognized in the balance sheets of the Company, for which it is practicable to estimate fair value.

   The accompanying notes are an integral part of these financial statements.

The carrying value of the Company's financial instruments approximates the related fair value, other than for the Company's debt obligations.

It is not practicable to estimate the fair value of the Company's debt due to the fact that this debt is with related parties of the Company. The carrying value of such debt is $200,000 and bears interest at rates ranging from 10.0%. See Note 4.


3.   RELATED PARTY TRANSACTIONS

The Company has various notes payable due to related parties as of March 31, 1998 and 1997. The Company regularly entered transactions with related parties, including an outside provider of professional services and former owner. Notes payable to the prior service provider were $200,000 and $333,400, respectively.

The Company entered into an agreement with the related party lender whereby $133,400 of the Company's debt to this lender plus accrued interest was repaid upon close of the private placement and the remaining $200,000 of this related party debt was converted to a two year subordinated note, bearing interest at 10%. In addition, this debt is convertible to common stock at the lender's option at $2 per share at the earlier of an initial public offering or at the end of the two year term.

The $100,000 due to the founder as of March 31, 1997 for unreimbursed compensation and travel expenses was paid during the year ended March 31, 1998.

4.   DEBT:

The Company has the following debt as of March 31:


                                                                            1998             1997
                                                                            ----             ----

Notes payable to related party, interest ranging from                          -           $286,500
  10.5% to 12%, due on demand.

Notes payable to related party, interest at 36.5%, due                         -             46,900
  on demand, secured by accounts receivable

Note payable to Custom Factoring, interest at 36.5%,                           -             31,539
  due on demand, secured by accounts receivable

Capital lease, interest at 18.82%, bearing monthly principal                   -              9,830
  and interest payments of $900, maturity March 1998
  secured by equipment

Capital lease interest at 19.68%, bearing monthly principal                    -              3,365
  and interest payments of $382, maturity January 1998,
  secured by equipment

10% Convertible Debenture Note to related party
due upon earlier of June 1, 1999 or the closing
of an initial public offering                                           $200,000                  -
                                                                        --------           --------
                                                                         200,000            378,134


   The accompanying notes are an integral part of these financial statements.

Less Current maturities                                          -    378,134
                                                          --------   --------

                                                          $200,000   $      -
                                                          ========   ========


During 1997 the Company factored, with recourse, certain trade receivables to facilitate cash flow with both an external firm and related party. As such, the Company bore the risk of any noncollection of these receivables from customers. These factoring arrangements were at an interest rate of 1/10th of 1% per day.

     LEASES:
     -------

The Company acquired certain computer equipment through capital leases. Remaining future minimum lease payments under capital leases approximate $14,700, including $1,523 of interest through the remaining lease terms, the latest ending March 31, 1998.

The Company leases 6,000 square feet of office space in Carnegie, Pennsylvania and 4,000 square feet of space in Fort Wayne, Indiana. Future minimum payments under long-term operating leases as of March 31, 1998 are:

               Year ended March 31:          1999           $ 122,460
                                             2000           $ 122,460
                                             2001           $ 122,460
                                             2002           $ 122,460
                                             2003           $ 107,130


The Company has three out-of-state sales offices with short-term leases of up to one year.

     INCOME TAXES:

The Company conforms to the accounting policies of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes," which requires use of an asset and liability method of accounting for income taxes.

The Company has, generated book losses for the years ended March 31, 1998 and 1997 and has net operating loss carryforwards of approximately $2,280,000 which expire beginning from 2004 to 2013. The future utilization of these net operating losses is limited as a result of the change in stockholders' ownership discussed in Note 1. Except for the effects of the reversal of net deductible tax differences, the Company is not aware of any factors which would cause significant differences between book and taxable income in future years. Based upon historic operations, there can be no assurances that the Company will generate earnings or a specific level of continuing earnings, to assure that it is more likely than not that the net deductible differences will reverse during periods when the Company generates sufficient net taxable income to permit the utilization of net deferred tax assets recorded at March 31, 1998. As such, the Company has provided for a valuation allowance for the net deferred tax assets recorded at March 31, 1998.

      SALES TO MAJOR CUSTOMERS: DEPENDENCE UPON SERVICE PROVIDER PARTNERS:
      --------------------------------------------------------------------

The Company typically provides software conversion services to customers through a subcontract arrangement with major service provider partners. The Company usually requires an advance deposit as a condition of performance. As of March 31, 1998 and 1997, there is no allowance for doubtful accounts.

The percentage of the Company's gross revenue attributable to its four largest customers amounted to

   The accompanying notes are an integral part of these financial statements.

approximately 91% and 64% for the years ended March 31, 1998 and March 31, 1997 respectively. There were no other customers from which the Company derived 10% or more of its revenue in either year.

The percentage of the Company's gross revenue attributable to its largest service provider partner amounted to approximately 82% and 71% for the years ended March 31, 1998 and March 31, 1997 respectively.

8.    STOCK PURCHASE PLANS:
      --------------------

The Company is authorized to grant, under the 1997 Stock Option Plan, rights to purchase up to 500,000 shares of Common Stock to an employee, Director, Consultant or Advisor. The exercise price and vesting are set by the Board of Directors at the time of grant. Awards under the Plan may be in the form of options which qualify as "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 or any successor provision of the Code or options which do not so qualify ("Nonqualified Options"). All options granted to date have been at fair market value determined at the time by the Board of Directors. Outstanding options have exercise prices between $0.02 and $0.50 per share.

As of March 31, 1998, the status of the 1997 Stock Option Plan was:

      Year      Granted        Forfeited       Outstanding        Exercised
      ----      -------        ---------       -----------        ---------
      1998      526,300        37,500          488,800            12,500

Had the compensation cost under the 1997 Stock Option Plan been recorded under SFAS No. 123, the net operating loss would be increased by ($3.197) for the year ended March 31, 1998.

9.    FINANCINGS:
      ----------
In April of 1997, the Company entered into a stock subscription agreement with an investor whereby 1,712,500 shares of common stock were purchased for $.02 per share. As part of this agreement, the Company agreed to provide the founder-stockholders partial antidilution protection through the 1997 round of financing. The founder stockholders were issued additional 383,800 shares under this arrangement. As part of this arrangement, the Company recorded a deferred compensation expense of $191,900 in the year ended March 31, 1998.
The Company also borrowed $337,500 under a convertible note with this investor, bearing interest at 10%, repayable upon the earlier of the close of the private placement or April 1998. The investor converted the note and accumulated interest to 341,014 shares common stock of the Company at $1 per share.

In August of 1997, management completed a private placement to secure additional equity. The Company issued 3,500,000 shares of Common Stock at a purchase price of $1.00 per share less $521,437 in fees and expenses. As additional compensation to the placement agents the Company issued warrants to purchase 700,000 shares of Common Stock. These warrants have an exercise price of $1.00 per share and are exercisable for seven years from date of issue or three years after the date of an initial public offering, whichever is later.

   The accompanying notes are an integral part of these financial statements.

10.  MANAGEMENT EMPLOYMENT AND STOCK AGREEMENTS:
     ------------------------------------------

In May of 1997, three management executives entered into agreements to purchase common stock for $.02 per share. These agreements provided for partial antidilution protection through the 1997 round of equity financing. The initial number of shares purchased under this arrangement totaled 740,000. An additional 298,960 shares were issued under the antidilution provision of these agreements. As part of this arrangement, the Company recorded a deferred compensation expense of $49,827 in the year ended March 31, 1998 with the remaining amount of $99,653 to be recognized over the next three years. This Common Stock is subject to the right of repurchase in decreasing amounts by the Company, as defined, at the original cost if the individual is terminated or resigns during the contract period.

The Company has entered employment agreements with seven management executives. These renewable agreements provide for individual annual salary levels ranging from $90,000 to $175,000 over one to three year terms and separation provisions which provide a minimum of six months pay.

11.  SUBSEQUENT EVENT:
     -----------------

In May of 1998 the shareholders approved an amendment to the Certificate of Incorporation which increased the number of authorized shares of Common Stock to 17,000,000. In addition, the Placement Agent approved an increase in the number of shares authorized to be issued under the 1997 Stock Option Plan to 1,000,000 shares.





                                      F-12
   The accompanying notes are an integral part of these financial statements.